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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                       ______________________________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                      ______________________________

       Date of report (Date of earliest event reported): July 7, 2004

                           MYSTIC FINANCIAL, INC.
           (Exact name of registrant as specified in its charter)

           DELAWARE                  000-23533             04-3401049
 (State or other jurisdiction       (Commission          (IRS Employer
       of incorporation)            File Number)       Identification No.)

                               60 High Street
                              Medford, MA 02155
             (Address of principal executive offices) (Zip Code)

     Registrant's telephone number, including area code:  (781) 395-2800

                               Not Applicable
        (Former name or former address, if changed since last report)


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Items 1 through 4.   Not applicable.
------------------

Items 5.   Other Events
--------

      Brookline Bancorp, Inc., the holding company for Brookline Bank ("Brookline," Nasdaq: BRKL), and Mystic Financial, Inc. ("Mystic," Nasdaq:
MYST) announced on July 7, 2004 the execution of a definitive agreement in which Brookline, headquartered in Brookline, Massachusetts will acquire Mystic in an exchange of cash and stock. Mystic, headquartered in Medford, Massachusetts, operates Medford Co-operative Bank, a Massachusetts state-chartered co-operative bank with 7 offices in Middlesex County.

      The transaction, approved by the directors of both companies, is valued at approximately $65.1 million. The total value at closing may rise or fall based on the per share price of Brookline common stock prior to closing. Under the terms of the agreement, stockholders of Mystic will be entitled to receive either cash or shares of Brookline common stock, subject to election and allocation procedures which are intended to ensure that, in aggregate, 40% of the shares of Mystic are converted into the right to receive cash of $39.00 per share and that 60% are converted into the right to receive a fixed exchange of 2.6786 shares of Brookline common stock for each share of Mystic. Mystic stock options will be cashed out for the in-the-money value of such options. Brookline will pay an aggregate of approximately $28.4 million in cash and issue approximately
2.52 million shares of its common stock. The total per share consideration is expected to be the sum of (a) 0.4 times $39.00 plus (b) 0.6 times 2.6786 shares of Brookline common stock times the price per share of Brookline common stock immediately prior to closing. The exchange ratio of 2.6786 was based on the July 1, 2004, 10-day average closing price of $14.56 for Brookline common stock.

      A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 6.   Not applicable.
-------

Item 7.   Financial Statements and Exhibits
-------

      (a) No financial statements are required to be filed with this report.

      (b) No pro forma financial information is required to be filed with this report.

      (c)   Exhibits:

            The following Exhibits are filed as part of this report:

      EXHIBIT NO.      DESCRIPTION
      -----------      -----------

         2.1 Agreement and Plan of Merger, dated July 7, 2004, by and between Brookline Bancorp, Inc., and Mystic Financial, Inc.

         99.1          Press Release dated July 7, 2004.


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Items 8 through 12.   Not applicable.
-------------------


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                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MYSTIC FINANCIAL, INC.

Date:  July 8, 2004                    By:  /s/ Ralph W. Dunham
                                            -------------------------------
                                            Ralph W. Dunham
                                            President and Chief Executive
                                            Officer


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                                EXHIBIT INDEX

Exhibit      Description
-------      -----------

  2.1 Agreement and Plan of Merger, dated July 7, 2004, by and between Brookline Bancorp, Inc. and Mystic Financial, Inc.

 99.1        Press Release dated July 7, 2004.


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